Exhibit 10.42
AMENDMENT NO. 1 TO THE
SEPARATION AGREEMENT, PLAN OF REORGANIZATION AND DISTRIBUTION
     AMENDMENT NO. 1, dated as of November 1, 2007 (this “Amendment”), to the Separation Agreement, Plan of Reorganization and Distribution, dated as of October 22, 2007 (the “Original Agreement”), between Peabody Energy Corporation, a Delaware corporation, and Patriot Coal Corporation, a Delaware corporation. Capitalized terms used, but not defined, herein shall have the meanings ascribed thereto in the Original Agreement.
W I T N E S S E T H:
     WHEREAS, the Parties are parties to the Original Agreement;
     WHEREAS, the Parties desire to amend the Original Agreement as set forth herein; and
     WHEREAS, pursuant to Section 15.03 thereof, the Original Agreement may be amended by an instrument in writing executed by the Parties.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1. Amendment to the Original Agreement. Section 5.01(j) of the Original Agreement is hereby amended and restated in its entirety to read as follows:
     (j) Reference is made to the litigation captioned Consolidated Coal Co. v. United States, No. 01-254C, pending in the United States Court of Federal Claims (the “Federal Reclamation Case”). For the period through and including the Distribution Date, PEC shall (i) be responsible for litigating on behalf of both the PEC Group and the Patriot Group claims relating to the Federal Reclamation Case in respect of reclamation fees paid through and including the Distribution Date, (ii) receive and have the benefit of all of the proceeds from the Federal Reclamation Case relating to claims for refunds of reclamation fees paid through and including the Distribution Date, including interest thereon, and (iii) be responsible for the payment of attorneys’ fees and costs in connection with the Federal Reclamation Case relating to claims for refunds of reclamation fees paid through and including the Distribution Date. For refund claims which are the subject of the Federal Reclamation Case and which relate to reclamation payments made after the Distribution Date, (x) PEC shall have the responsibility for litigating any such claims by the members of the PEC Group (including responsibility for related attorney’s fees and costs) and shall receive and have the benefit of proceeds from the Federal Reclamation Case in respect of such payments made by any member of the PEC Group, and (y) Patriot shall have the responsibility for litigating any such claims by the members of the Patriot Group (including responsibility for related attorney’s fees and costs) and shall receive and have the benefit of proceeds from the Federal Reclamation Case in respect of such payments made by any member of the Patriot Group.
     Section 2. Governing Law; Jurisdiction. This Amendment shall be construed in accordance with, and governed by, the laws of the State of Delaware, without regard to the conflicts of law rules of such state. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the courts of the State of Missouri or any federal court with subject matter jurisdiction located in the City of St. Louis (and any appeals court therefrom) in the event any dispute arises out of this Amendment, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Amendment or any transaction contemplated hereby or thereby in any court other than such courts.
     Section 3. Effectiveness. This Amendment shall be effective as of the date hereof.
     Section 4. No Other Amendments. Except as expressly amended hereby, the provisions of the Original Agreement are and shall remain in full force and effect.
[Signatures appear on following page.]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

PEABODY ENERGY CORPORATION
By:	/s/ Richard A. Navarre
	Name:	Richard A. Navarre
	Title:	Executive Vice President

PATRIOT COAL CORPORATION
By:	/s/ Joseph W. Bean
	Name:	Joseph W. Bean
	Title:	Senior Vice President & General Counsel

[Amendment No. 1 to Separation Agreement]